dsIT SOLUTIONS LTD.

2006 KEY EMPLOYEE SHARE OPTION PLAN

As amended on July 1, 2013

1.
Purpose: The purposes of this 2006 Key Employee Share Option Plan are to provide an additional incentive to key employees of the Company (as defined below) and any Affiliate of the Company (as defined below) to further the growth, development and financial success of the Company by providing them with opportunities to purchase Shares (as defined below) of the Company pursuant to this 2006 Key Employee Share Option Plan and to promote the success of the Company's business.

2.	Definitions: For the purposes of this 2006 Key Employee Share Option Plan, the following terms shall have the meaning ascribed thereto as set forth below:

a)
"Additional Rights" means any distribution of rights, including an issuance of bonus shares and stock dividends (but excluding cash dividends), in connection with Section 102 Trustee Options (as defined below) and/or the Shares issued upon exercise of such Options.

b)
“Affiliate(s)” means a present or future company that either (i) controls the Company or is controlled by the Company; or (ii) is controlled by the same person or entity that controls the Company, provided that such company is an "employing company" within the meaning of Section 102(a) of the Tax Ordinance (as defined below).

c)	"Board" means the Board of Directors of the Company.

d)
"Cause" means any of the following: (i) a serious breach of trust, including but not limited to, theft, embezzlement, self-dealing, and/or breach of fiduciary duties; (ii) the Optionee (as defined below) has committed any flagrant criminal offense; (iii) a material breach by the Optionee of any agreement between the Optionee and the Company and/or any Affiliate, which has not been remedied within thirty (30) days after the Optionee has received a written demand for performance from the Committee (as defined below); or (iv) any other circumstance justifying termination or dismissal without severance payment according to Israeli law.

e)
"Committee" means a committee of Directors (as defined below) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. In the absence of any such delegation, the Committee will consist of the entire Board.

f)	"Company" means DSIT Solutions Ltd., a company incorporated under the laws of the State of Israel, or any successor thereto.

g)	“Companies Law” means the Israeli Companies Law 5759-1999, as amended.

h)	"Controlling Shareholder" has the meaning ascribed to it in Section 32(9) of the Tax Ordinance.

i)	“Corporate Transaction” means the consummation of any of the following transactions or series of related transactions to which the Company is a party:

i)
A merger, acquisition, reorganization or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose shareowners did not own all or substantially all of the shares in substantially the same proportions as immediately prior to such transaction), except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

ii)
The sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, intellectual property rights which, in the aggregate, constitute substantially all of the Company's material assets), in a transaction not covered by the exception to clause (i) above.

j)	“Director” means a member of the Board.

k)
"Disability" means a complete and permanent inability, due to illness or injury, to perform the duties of the Optionee's engagement at such time when the disability commenced, as determined by the Committee based on medical evidence acceptable to it.

l)
"Exercise Price" means the price per Share determined by the Committee in accordance with Section 10 below, which is to be paid to the Company in order to exercise an Option and purchase the Share(s) covered thereby.

m)	"Expiration Date" of an Option means the earlier of: (i) the expiration of [ten (10) years] from the date such Option was granted; or (ii) the expiration date set forth in the Option Agreement.

n)	"Fair Market Value" means, as of any date, the value of a Share determined as follows:

i)
If the Shares are admitted to trading on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sale price of a Share on the principal exchange on which Shares are then trading (or as reported on any composite index which includes such principal exchange), on the trading day immediately preceding such date, or if Shares were not traded on such date, then on the next preceding date of which a trade occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii)
If the Shares are not traded on an exchange, but are admitted to quotation on the Nasdaq or other comparable quotation system, the Fair Market Value shall be the mean between closing representative bid and asked prices for the Shares on the trading day immediately preceding such date or, if no bid and ask prices were reported on such date, then on the last date preceding such date on which both bid and ask prices were reported, all as reported by Nasdaq or such other comparable quotation system; or

iii)	If the Shares are not publicly traded on an exchange and not quoted on Nasdaq or a comparable quotation system, the Fair Market Value shall be determined in good faith by the Committee.

iv)
Without derogating from the foregoing and solely for the purpose of determining the tax liability, in the case of Capital Gain Option Through a Trustee (as defined below), the Fair Market Value of a Share at grant shall be determined in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance as further detailed in Section 16(b) below.

o)
"IPO" means an initial underwritten public offering of the Shares of the Company pursuant to an effective registration statement under the United States Securities Act of 1933, as amended or the Israeli Securities Law, 5728-1968, as amended or equivalent law of another jurisdiction.

p)
"Key Employee" means an officer or other employee who occupies a responsible executive, professional, managerial or administrative position and is employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company or any Affiliate shall be sufficient to constitute “employment” by the Company or any Affiliate thereof. A person employed by the Company or any Affiliate shall not cease to be a Key Employee for the purposes of the Plan in the case of (i) any leave of absence approved by the Company or any Affiliate, as applicable, or (ii) transfer between locations of the Company, or (iii) transfer of employment between the Company, any of its Affiliates, or any successor thereto. With regard to Section 102 Trustee Options and Section 102 Non-Trustee Options (as defined below), “Employee” includes office holders ("Nosei Misra" as such term is defined in the Companies Law), but excludes any person who is a Controlling Shareholder prior to and/or after the issuance of the Options.

q)
"Lock-up Period" means the period during which the Section 102 Trustee Options granted to an Optionee or, upon exercise thereof the underlying Shares as well as any Additional Rights distributed in connection therewith are to be held by the Trustee (as defined below) on behalf of the Optionee, in accordance with Section 102 (as defined below) and pursuant to the tax route which the Company elects.

r)	"Notice of Exercise" has the meaning ascribed to it in Section 11 below.

s)	"Option(s)" means a right to purchase Shares granted under Section 8 below, and subject to the terms specified in the Plan, whether Section 102 Trustee Option or Section 102 Non-Trustee Option.

t)	"Optionee(s)" means the holder of an outstanding Option granted under the Plan.

u)
"Option Agreement" means a written or electronic agreement between the Company and the Optionee evidencing the terms and conditions of an individual grant of Option, as further specified in Section 8 below. The Option Agreement is subject to the terms and conditions of the Plan.

v)	"Plan" means this 2006 Key Employee Share Option Plan, as amended from time to time.

w)
"Section 102" means that certain Section 102 of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, all as amended.

x)
“Section 102 Trustee Option" means an Option that by its terms qualifies and is intended to qualify under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election (as defined below)) , as either:

i)	“Ordinary Income Option Through a Trustee” for the special tax treatment under Section 102(b)(1) and the “Ordinary Income Route”, or

ii)	“Capital Gain Option Through a Trustee” for the special tax treatment under Section 102(b)(2) and the “Capital Route”.

y)
“Section 102(b) Route Election” means the right of the Company to choose either the “Capital Route” (as set under Section 102(b)(2)), or the “Ordinary Income Route” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Tax Ordinance, as further specified in Section 6 below.

z)
“Section 102 Non-Trustee Option” means an Option that by its terms does not qualify or is not intended to qualify as a Section 102 Trustee Option and is granted not through a trustee under the terms of Section 102(c) of the Tax Ordinance.

aa)	“Share(s)” means an Ordinary Share, par value [______] of the Company, as adjusted in accordance with Section 13 of the Plan.

ab)	“Tax Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, as amended.

ac)	"Trust Agreement" means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.

ad)
"Trustee" means a person or an entity, appointed by the Company and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Optionees the granted Options, or upon exercise thereof the Shares, as well as any Additional Rights granted in connection therewith, in accordance with the provisions of Section 102.

3.
Interpretation: Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

4.	Administration:

a)
The Committee shall have the power to administer the Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

b)
The Committee shall select one of its members as Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

c)
Subject to the terms and conditions of this Plan, and subject to the approval of any relevant authorities and to applicable laws, the Committee shall have full power and authority, at all times, to: (i) select the Key Employees to whom Options may from time to time be granted hereunder; (ii) determine the terms and provisions of the Option Agreements (which need not be identical) including, but not limited to, the type of the Option to be granted, the number of Shares to be covered by an Option, the Exercise Price, the time or times when and the extent to which an Option shall be vested and may be exercised and the nature and duration of restrictions as to transferability; (iii) make a Section 102(b) Route Election (subject to the limitations set under Section 102(g)); (iv) interpret and construe the provisions of the Plan and the Option Agreements; (v) determine the Fair Market Value of the Shares; and (vi) take all other action and determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

d)
The interpretation and construction by the Committee of any provision of the Plan, the Option Agreement or of any Option thereunder shall be final and conclusive, unless otherwise determined by the Board.

5.	Reserved Shares:

a)
The aggregate number of Shares that may be issued upon exercise of Options under the Plan shall not exceed [_________________________(______________)] Shares, subject to adjustments as provided in Section 13 of the Plan. The Shares subject to the Plan may be either authorized but unissued Shares or reacquired Shares, subject to applicable laws.

b)
Any Shares under the Plan, in respect of which the right hereunder of an Optionee to purchase the same shall for any reason terminate, become cancelled, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan (unless the Plan has terminated). No fraction of Shares may be issued under the Plan.

c)
The Board may, at any time during the term of the Plan, increase the number of Shares available for grant under the Plan. The approval of the Company's shareholders of such increase shall be obtained if so required under applicable laws and/or the Company's incorporation documents and/or any Shareholders Rights Agreement, as shall be in effect from time to time.

6.
Section 102(b) Route Election: No Section 102 Trustee Options may be granted under this Plan to any eligible Optionee, unless and until, the Company's election of the type of Section 102 Trustee Options either as “Ordinary Income Option Through a Trustee” or as “Capital Gain Option Through a Trustee” is appropriately filed with the Income Tax Authorities. Such Section 102(b) Route Election shall become effective beginning the first date of grant of a Section 102 Trustee Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Section 102 Trustee Options. The Section 102(b) Route Election shall obligate the Company to grant only the type of Section 102 Trustee Option it has elected, and shall apply to all Optionees who were granted Section 102 Trustee Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For avoidance of doubt, it is clarified that the Company does not obligate itself to file a Section 102(b) Route Election, and in any case, such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Section 102 Non-Trustee Options simultaneously.

7.	Eligible Optionees:

a)
Subject to the terms and conditions of the Plan and any restriction imposed by applicable laws, Section 102 Trustee Options and Section 102 Non-Trustee Options may be granted to Key Employees, as selected by the Committee in its sole discretion, provided however, that such Key Employees are not Controlling Shareholders prior to and/or after the issuance of the Options.

b)
Eligibility to participate in the Plan does not confer any right to be granted Options under the Plan. Participation in the Plan is voluntary. The grant of an Option to a Key Employee hereunder, shall neither entitle such Key Employee to participate, nor disqualify him from participating, in any other grant of Options pursuant to this Plan or any other share incentive or stock option plan of the Company or any of its Affiliates.

8.	Issuance of Options:

a)
Options may be granted at any time, after the Plan shall become effective as specified in Section 17 hereof, subject to obtaining all the necessary approvals (if any) from any regulatory body or governmental agency having jurisdiction over the Company and/or any Affiliate and/or any Optionee. In the case of Section 102 Trustee Options, Options may be granted after the passage of thirty (30) days (or a shorter period as and if approved by the tax authorities) following the delivery by the Company to the appropriate Israeli Income Tax Authorities of a request for approval of the Plan and the Trustee according to Section 102. Notwithstanding the above, if within ninety (90) days of delivery of the abovementioned request, the tax officer notifies the Company of its decision not to approve the Plan, the Options, which were intended to be granted as a Section 102 Trustee Options, shall be deemed to be Section 102 Non-Trustee Options, unless otherwise was approved by the tax officer. The date of grant of each Option shall be the date specified by the Committee at the time such Option is granted and subject to the applicable laws.

b)
An Option Agreement shall evidence each Option granted pursuant to the Plan. The Option Agreement shall state, inter alia, the number of Shares covered thereby, the type of Option granted thereunder, the dates and schedule when the Option may be exercised, the Exercise Price and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan and applicable laws.

9.	Trustee:

a)
Notwithstanding anything to the contrary contained in the Plan, Section 102 Trustee Options, which shall be granted under the Plan and any Shares issued upon exercise of such Options shall be issued to the Trustee who shall hold the same in trust for the benefit of the Optionee at least for the Lock-up Period. Upon the conclusion of the Lock-up Period and subject to any further period included in the Plan and/or in the Option Agreement, the Trustee may release Section 102 Trustee Options or Shares issued upon exercise of such Options to Optionee only after the Optionee's full payment of his tax liability in connection therewith due pursuant to the Tax Ordinance.

b)
Notwithstanding the above, in the event an Optionee shall elect to release the Section 102 Trustee Options and/or the Shares issued upon exercise of such Options prior to the conclusion of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Optionee.

c)
Any Additional Rights distributed to the Optionee shall be deposited with and/or issued to the Trustee for the benefit of the Optionee, and shall be held by the Trustee for the applicable Lock-up Period in accordance with the provisions of Section 102 and the elected tax route.

d)	The Company, any Affiliate of the Company (if applicable), the Trustee and the Optionee shall comply with the Tax Ordinance, Section 102 and the provisions of the Trust Agreement.

e)
Upon receipt of the Options, an Optionee will sign the Option Agreement, which shall be deemed as the Optionee's undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan and any Option, Share, Additional Right or other rights received by the Optionee in connection therewith.

f)
The Committee shall determine and approve the terms of engagement of the Trustee, and shall be authorized to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Options and Shares held by such Trustee at such time to its successor.

g)
For as long as the Trustee holds Shares in trust for the benefit of the Optionee, the Trustee shall not use the voting rights vested in such Shares, and shall not exercise such rights in any way whatsoever. In the event the right to vote such Shares is held by the Trustee pursuant to Section 102, then upon the exercise of any Option by the Optionee and at the request of the Optionee, the Trustee shall execute a voting proxy in such form as may be prescribed by the Committee, subject to the provisions of Section 102.

10.	Option Exercise Price and Consideration:

a)
The Exercise Price shall be as determined by the Committee on the date of grant of an Option, on an individual basis, subject to any guidelines as may be determined by the Board from time to time; provided, however, that the Exercise Price shall be not less than the nominal value of the Shares underlying the Option.

b)
The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee subject to applicable laws. Such consideration may consist of, without limitation, (1) cash, or (2) check or wire transfer, or (3) at the discretion of the Committee, other Shares having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Option so exercised, provided that, if such Shares were acquired directly from the Company, they have been owned by the Optionee, and not subject to a substantial risk of forfeiture, for more than six months on the date of surrender, unless approved otherwise by the Committee, or (4) at the discretion of the Committee, consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee, or (5) at the discretion of the Committee, any combination of the foregoing methods of payment.

11.	Exercise of Options:

a)
Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Option be exercisable after its Expiration Date, as further specified in Section 11(b) below.

Unless the Committee provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

b)
Anything herein to the contrary notwithstanding, if any Option, or any part thereof, has not been exercised prior to its Expiration Date and the Shares covered thereby not paid for until such date, then such Option, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Optionee in and to the same shall expire.

c)
Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, including but not limited to, as a result of adjustments as provided in Section 13 hereof, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number of Shares

d)
An Option, or any part thereof, shall be exercisable by the Optionee's signing and returning to the Company at its principal office, on any business day, a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time and in accordance with the requirements of applicable laws, which exercise shall be effective upon receipt of such signed notice by the Company at its principal office. The Notice of Exercise shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the aggregate Exercise Price due with respect to the Shares to be purchased. Such payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. If required under applicable laws, the Notice of Exercise shall also be accompanied by payment of the aggregate withholding taxes due with respect to the exercise of Options and/or purchased Shares.

e)
If applicable laws require the Company to take any action with respect to the Shares specified in the Notice of Exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

f)
Prior to exercise, the Optionees shall have none of the rights and privileges of a shareholder of the Company in respect to any Shares purchasable upon the exercise of any part of an Option. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised, subject to the provisions of Section 15 hereof. No adjustment will be made for a dividend or other right, for which the record date precedes the date of issuance of the Shares, except as provided in Section 13 hereof.

g)
Except and to the extent otherwise expressly provided herein, the Shares acquired under an Option shall be subject to the provisions of the Company's incorporation documents, as amended from time to time.

12.	Termination of Service:

a)
Unless otherwise provided by the Committee, if Optionee's employment with the Company or any Affiliate thereof is terminated by the Optionee, all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may be exercised within one (1) year following the date of such termination, but in no event later than the Expiration Date of such Option, as set forth in the Option Agreement. If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee provides otherwise, if on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

b)
Unless otherwise provided by the Committee, if Optionee's employment with the Company or any Affiliate thereof is terminated by the Company or any Affiliate thereof or if Optionee ceases to be employed by the Company or any Affiliate thereof as a result of Optionee's Disability or death, all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may be exercised within the earlier of: (i) eighteen (18) months following the Optionee's termination; or (ii) one (1) year following the consummation of an IPO of the Company. Notwithstanding the preceding sentence, in no event shall the Options be exercised later than the Expiration Date of such Option, as set forth in the Option Agreement. In the case of the Optionee's death, such Option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the Option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary of that Option, provided such beneficiary has been designated prior to the Optionee's death in a form acceptable to the Committee. If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee provides otherwise, if, on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

c)
Notwithstanding the above, if Optionee's employment with the Company or any Affiliate thereof is terminated for Cause, all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, expire immediately upon the earlier of: (i) the date of such termination; or (ii) the time of delivery of the notice of termination for Cause, unless otherwise determined by the Committee. The Shares covered by such expired Options shall revert to the Plan. For purposes of the Plan, “Cause” is not limited to events, which have occurred prior to an Optionee's termination of service, nor is it necessary that the Committee's finding of “Cause” occur prior to termination. If the Committee determines, subsequent to an Optionee's termination of service, but prior to the exercise of an Option, that either prior or subsequent to the Optionee's termination the Optionee engaged in conduct which would constitute “Cause”, then the right to exercise any Option is forfeited immediately upon such determination.

d)
For the purpose of this Section 12, termination of service shall be deemed to be effective upon the date, which is designated by the Company (or any Affiliate thereof engaging the Optionee) as the last day of the Optionee's service with the Company or any Affiliate thereof.

e)
For the purpose of this Section 12, a transfer of the Optionee from the service of the Company to any Affiliate (and vise versa) or between Affiliates shall not be deemed a termination of service, unless otherwise determined by the Committee.

13.	Adjustments: Upon the occurrence of any of the following described events, an Optionee's right to purchase Shares under the Plan shall be adjusted as hereinafter provided.

a)
Changes in Capitalization. The number and type of Shares which have been authorized for issuance under the Plan but as to which no Option have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the number and type of Shares covered by each outstanding Option, as well as the Exercise Price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, in its sole discretion. The Company shall not be required to issue fractional Shares or other securities under the Plan as a result of such adjustment and any fractional interest in a Share or other security that would otherwise be delivered upon the exercise of an Option will be rounded, as detailed in Section 11(c) hereof.

b)	Reserved.

c)
Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Optionees of such event and any Options that have not been previously exercised will terminate immediately prior to the consummation of such dissolution or liquidation. Notwithstanding the above, in the event of a voluntary liquidation of the Company, which is not within the frame of a Corporate Transaction, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction, and any Options that have not been previously exercised will terminate immediately prior to the consummation of such proposed transaction.

d)
Corporate Transaction. In the event of a Corporate Transaction, each outstanding Option shall, at the sole discretion of the Committee, either (i) be assumed or substituted for an equivalent option by the successor corporation or a parent or subsidiary of the successor corporation. In the case of such assumption or substitution of Options, appropriate adjustments shall be made in the number and type of Shares covered by each outstanding Option, as well as the Exercise Price per Share covered by each such outstanding Option, and all other terms and conditions of the Options, such as the vesting dates, shall remain in force; or (ii) be terminated in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Option (either to the extent then exercisable or, at the discretion of the Committee, the Option being made fully exercisable for purposes of this Section 13(d)) over the Exercise Price thereof.

For the purposes of this Section 13(d), the Option shall be considered assumed if, following the Corporate Transaction, the Option confers the right to purchase or receive, for each Share covered by the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Ordinary Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares).

14.	Limited Transferability of Options/Shares and Restrictions on Sale of Shares:

a)
No Option may be sold, pledged, assigned, hypothecated or transferred other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. The terms of the Plan and the Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan shall be null and void.

b)
Without derogating from the provisions of Section 14(a) above, with regard to Section 102 Trustee Option and the Shares issued upon exercise of such Options, as long as such Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee with respect thereto are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or by the laws of descent and distribution.

c)
Shares acquired upon exercise of an Option shall be subject to such restrictions on transfer and/or sale as are generally applicable to Ordinary Shares of the Company and as detailed in the Company's incorporation documents.

d)
In the event the Shares shall be registered for trading in any public market, the Committee may impose certain limitations on the Optionee's right to sell the Shares (including a lock-up period) as may be requested by the Company's underwriters or as the Committee may, in its absolute discretion, determine to be necessary or advisable, and Optionee shall unconditionally agree and accept any such limitations.

15.	Conditions Upon Issuance of Shares:

a)
Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Without derogating from the generality of the foregoing, the Company shall not be required to issue or deliver any Shares (or any certificate or certificates for such Shares) purchased upon exercise of any Option (or portion thereof) prior to the completion of any registration or other qualification of such Shares, if so required under any applicable law and/or under the rulings or regulations of any governmental regulatory body which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

b)
As a condition to the exercise of an Option, the Committee may require the Optionee exercising such Option to represent and warrant at the time of such exercise, if, in the opinion of counsel for the Company, such a representation is required in order to comply with any registration exemption requirement, that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares; and (ii) the Optionee shall not sell, transfer or otherwise dispose of any of the Shares so purchased by him, except in compliance with the applicable securities laws, and the rules and regulations thereunder. Furthermore, the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

16.	Tax Consequences:

a)
Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, from the sale or disposition of such Shares or from any other event or act (of the Optionee, the Company or any Affiliate of the Company or the Trustee (if applicable)) hereunder, shall be borne solely by the Optionee. The Company or any Affiliate or the Trustee (if applicable) shall withhold taxes according to the requirements under the applicable laws, and it may take steps as it may deem necessary for withholding all due taxes, including, but not limited to (i) to the extent permitted by applicable laws, deducting the amount so required to be withheld from any other amount then or thereafter payable to an Optionee, and/or (ii) requiring an Optionee to pay to the Company or any Affiliate or to the Trustee (as the case may be) the amount so required to be withheld as a condition for the issuance, delivery, distribution or release of any Shares. Furthermore, such Optionee shall agree to indemnify the Company, any Affiliate that engages the Optionee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. Except as otherwise required by applicable laws, the Company shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

b)
Without derogating from the definition of Fair Market Value in Section 2(n) above, and solely for the purpose of determining the tax liability with respect to the grant of Capital Gain Option Through a Trustee pursuant to Section 102, in the event the Shares of the Company are listed for trade on any established stock exchange or national market system or in the event the Shares of the Company will be registered for trade within ninety (90) days following the date of grant of such Options, the Fair Marker Value of the Shares on the date of grant shall be equal to the average value of the Company's Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trade, as the case may be, all in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance.

c)
With regard to Section 102 Non-Trustee Option, in the event an Optionee shall cease to be employed by or, if applicable, cease to render his services to the Company or any Affiliate, for any reason, the Optionee shall be obligated to provide the Company and/or its Affiliate with a security or guarantee, in the degree and manner satisfactory to them, to cover any future tax obligation resulting from the disposition of the Options and/or the Shares acquired thereunder, all in accordance with Section 102.

d)
With regard to Section 102 Trustee Options, the provisions of the Plan and the Option Agreement shall be subject to the provisions of Section 102 and the tax officer's approval, which shall be deemed an integral part of the Plan and the Option Agreement. To the extent that Section 102 and/or the tax officer's approval require the Plan and/or the Option Agreement to contain specified provisions in order to qualify the Options for preferential tax treatment, such provisions shall be deemed to be stated herein and/or in the Option Agreement, as applicable, and to be binding upon the Company, any Affiliate and the Optionee.

17.	Term, Amendment and Termination of the Plan:

a)
The Plan shall become effective upon the later of: (i) its adoption by the Board; or (ii) its approval by the Company's shareholders, but only if such shareholders' approval is required under applicable laws.

b)	Unless sooner terminated, the Plan shall expire on the tenth (10) anniversary of its effective date.

c)
The Committee, at any time and from time to time, may terminate, suspend or amend the Plan. The Committee shall obtain approval from the Company's shareholders of any Plan amendment to the extent necessary to comply with applicable laws. No amendment, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

18.
Inability to Obtain Authority: The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.
Continuance of Engagement: Neither the Plan nor any Option granted hereunder shall impose any obligation on the Company or its Affiliates, to continue its relationship with an Optionee as a Key Employee, and nothing in the Plan, in any Option Agreement or in any Option granted pursuant thereto shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Key Employee with the Company or its Affiliate nor shall it interfere in any way with his right or the Company's or its Affiliate's right to terminate such relationship at any time, with or without Cause, and with or without notice.

20.
Non-Exclusivity of the Plan: The Plan shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.
Governing Law and Jurisdiction: This Plan and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws thereof. Any dispute arising out of this Plan and all instruments issued thereunder or in connection therewith shall be resolved exclusively by the appropriate court in the State of Israel.

22.	Reservation of Shares: The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.
Severability: If any term or other provision of this Plan is determined to be invalid, illegal or incapable of being enforced by any applicable laws, the invalidity of such term or provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

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